Exhibit 10.6

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the “Agreement”) dated as of October 22, 2009, is made by UTEK Corporation, a Delaware corporation, and UTEK Real Estate Holdings, Inc., a Florida corporation (collectively, the “Borrower”) and Cortez 114, LLC, a Florida limited liability company (the “Guarantor”) (Borrower and Guarantor are collectively referred to as (the “Indemnitor”), to and in favor of Gators Lender, LLC, a Florida limited liability company (the “Lender”).

RECITALS

A. Guarantor is the present owner of vacant real property located in Hernando County, Florida, and legally described on Exhibit A attached hereto (the “Property”).

B. Guarantor has a direct or indirect financial interest in Borrower.

C. Lender has agreed to make a loan (the “Loan”) in the amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) to Borrower pursuant to that certain Note and Warrant Purchase Agreement dated the same date as this Agreement, by and between Lender and Borrower (the “Purchase Agreement”).

D. Guarantor has agreed to guarantee the Loan pursuant that certain Absolute Guaranty of Payment and Performance dated the same date as this Agreement (the “Guaranty”), which Guaranty is secured by a Mortgage and Security Agreement (the “Mortgage”) encumbering the Property. The Purchase Agreement, Note, Guaranty, Mortgage, Transaction Documents (as such term is defined in the Purchase Agreement) and other documents evidencing, securing or otherwise relating to the Loan are hereinafter called the “Loan Documents”.

E. Borrower and Guarantor will benefit from the disbursement of the Loan.

F. Lender would not be willing to extend the Loan to Borrower if Hazardous Materials (as defined below) were present on, under or about the Property in violation of applicable Hazardous Material Laws (as defined below), or the operations and activities of Guarantor were in violation of applicable Hazardous Material Laws.

G. As a material inducement to Lender’s making and causing the making of the Loan, Borrower and the Guarantor have agreed to make certain warranties, representations and covenants regarding the presence of Hazardous Materials on, under or about the Property and the operation and activities of Guarantor, and to indemnify and hold Lender harmless from and against any and all liability, damages, losses, claims, costs and expenses resulting from or arising out of any claim, demand, cost or judgment made against Lender by any party including, without limitation, a governmental authority, in connection with the presence of Hazardous Materials in or about the Property or any failure to comply with Hazardous Materials Laws with respect to the Property or any operations and activities of Guarantor.

H. As a condition precedent to funding the Loan, Lender requires the execution of this Agreement.

AGREEMENTS

NOW THEREFORE, in order to induce Lender to disburse the proceeds of the Loan, and in consideration of the matters described in the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The Recitals are true and correct and are incorporated herein by this reference.

2. Covenants, Representations and Warranties of Indemnitor. Indemnitor represents that it has not obtained and does not have in its possession or control any pre-existing report, investigation, opinion or other study of the environmental condition of the Property. Indemnitor covenants, represents and warrants to the best of its knowledge and without investigation that: (a) no substances, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Material Law (defined below), the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic waste, materials or substances (“Hazardous Materials”) under any Law relating to environmental conditions and industrial hygiene, including without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seq., the Federal Water Pollution Control Act and Clean Water Act, 33 U.S.C. Section 1251-1387, the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j, the Florida Resource Recovery and Management Act, Section 403.702, et seq., Florida Statutes, the Pollutant Discharge Prevention and Control Act, Sections 376.011-376.21, Florida Statutes, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, decrees now or hereafter promulgated, enacted, adopted, entered or issued, both within and outside the present contemplation of Indemnitor and Lender (collectively, the “Hazardous Material Laws”), have been or shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or are now present in, on or under the Property; (b) no activity has been or shall be undertaken on the Property which would cause (i) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of RCRA or any Hazardous Material Law, (ii) a release or threatened release of Hazardous Material from the Property within the meaning of, or otherwise bring the Property within the ambit of CERCLA or SARA or any Hazardous Material Law, or (iii) the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Law; (c) no activity has been or shall be undertaken with respect to the Property which would cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Material Law, (d) no underground storage tanks or underground deposits are or were located on the Property and subsequently removed or filled; (e) no investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is threatened or in existence with respect to the Property; (f) (i) any aboveground or underground storage tanks on the Property have been properly registered with the Florida Department of Environmental Regulation and are in full compliance with the standards for stationary tanks contained in Chapter 17-761 or 17-762, Florida Administrative Code, any local tank regulation program authorized under Chapter 17-63, Florida Administrative Code, and regulations for underground storage tanks promulgated by the U.S. Environmental Protection Agency in 40 C.F.R. Part 280, and (ii) there has never been a discharge, as that term is defined in Rule 17-761.200(33)(b), Florida Administrative Code, of any pollutants, contaminants or petroleum products from any of the aboveground or underground storage tanks and the Property has never been the subject of a petroleum contamination site cleanup or remediation under Chapter 17-770, Florida Administrative Code, or other applicable Hazardous Material Laws; and (g) no notice has been served on Indemnitor from any entity, governmental body, or individual claiming any violation of any Hazardous Material Law, or requiring compliance with any Hazardous Material Law, or demanding payment or contribution for environmental damage or injury to natural resources.

3. Indemnities. Indemnitor hereby agrees to unconditionally indemnify, defend, and hold Lender harmless against any (i) loss, liability, damage, expense or claim arising from the imposition or recording of a lien, the incurring of costs of required repairs, clean up or detoxification and removal under any Hazardous Material Law with respect to the Property or liability to any third party in connection with any violation of a Hazardous Material Law; (ii) other loss, liability, damage, expense or claim which may be incurred by or asserted against Lender directly or indirectly resulting from the presence on or under, or the discharge, emission or release from the Property into or upon the land, atmosphere, or any watercourse, body of surface or subsurface water or wetland, arising from the installation, use, generation, manufacture, treatment, handling, refining, production, processing, storage, removal, clean up or disposal of any Hazardous Material (as defined below) whether or not caused by Guarantor; (iii) the breach of any representation or warranty under this Agreement; and (iv) loss of value of the Property as a result of any such lien, clean up, detoxification, loss, liability, damage, expense or claim or a failure or defect in title occasioned by any Hazardous Material or Hazardous Material Law.

Indemnitor shall pay when due any judgments or claims for damages, penalties or otherwise against Lender, and shall assume the burden and expense of defending all suits, administrative proceedings and resolutions of any description with all persons, political subdivisions or government agencies arising out of the occurrences set forth in this Agreement. In the event that such payment is not made Lender, at its sole discretion, may proceed to file suit against Indemnitor to compel such payment. In addition to any remedy available for failure to periodically pay such amounts, such amounts shall thereafter bear interest at the “Default Rate” as set forth in the Note.

Indemnitor waives any right to require that any action be brought against Borrower or any other person or that any other remedy under the Note or Mortgage be exhausted. Lender may, at its option, proceed against Indemnitor in the first instance to collect monies where due or obtain performance under this Agreement, without first proceeding against Indemnitor or any other person and without first resorting to the Note and Mortgage or any other remedy under the Note and Mortgage.

4. Duration of Indemnity. This Agreement shall pertain to a period of time commencing on the date hereof and shall apply to any claim, demand or charge contemplated by this Agreement made or asserted at any time. This Agreement shall not be limited to any extent by the term of the Loan and shall continue, survive and remain in full force and effect notwithstanding foreclosure under the Mortgage or delivery of a deed in lieu of foreclosure. The provisions of this Agreement shall be deemed to survive issuance of a certificate of title and shall continue in full force and effect after any foreclosure or other proceeding by which Lender, its successors and assigns, succeed to ownership of the Property; provided, however, that the indemnity obligations under this Agreement shall apply only to conditions on the Property existing prior to the date of Lender’s ownership of the Property. This Agreement and the indemnity obligations hereunder shall terminate upon payment in full and satisfaction of the Note and Mortgage.

5. Notices from Indemnitor. Indemnitor shall immediately advise Lender in writing of (i) any governmental or regulatory actions instituted or threatened under any Hazardous Material Law affecting the Property or the matters indemnified hereunder including, without limitation, any notice of inspection, abatement or noncompliance, (ii) all claims made or threatened by any third party against Indemnitor or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Material, (iii) Indemnitor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be classified in a manner which may support a claim under any Hazardous Material Law, and (iv) Indemnitor’s discovery of any occurrence or condition on the Property or any real property adjoining or in the vicinity of the Property which could subject Indemnitor or the Property to any restrictions on ownership, occupancy, transferability or use of the Property under any Hazardous Material Law. Indemnitor shall immediately deliver to Lender any documentation or records as Lender may request in connection with all such notices, inquiries, and communications above and shall advise Lender of any subsequent developments.

6. Notice of Claims Against Lender. Lender shall give written notice to Indemnitor of any action against Lender which might give rise to a claim by Lender against Indemnitor under this Agreement. If any action is brought against Lender, Indemnitor, at Lender’s sole option and Indemnitor’s expense, may be required to defend against such action with counsel satisfactory to Lender and, with Lender’s sole consent and approval, to settle and compromise any such action. However, Lender may elect to be represented by separate counsel, at Lender’s expense, and if Lender so elects any settlement or compromise shall be effected only with the consent of Lender. Lender may elect to join and participate in any settlements, remedial actions, legal proceedings or other actions included in connection with any claims under this Agreement.

7. Payment of Lender’s Expenses. If Lender retains counsel for advice or other representation (i) with respect to this Agreement, (ii) in any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, Indemnitor, or any other party) in any way relating to this Agreement and the indemnities described herein, or (iii) to enforce Indemnitor’s obligations hereunder, then all of the reasonable attorneys’ fees arising from such services and all related expenses and court costs shall be payable on demand by Indemnitor to Lender.

8. Waivers. Indemnitor hereby waives notice of: (a) Lender’s acceptance of this Agreement; (b) any Indemnitor’s grant to Lender of a security interest, lien or encumbrance in any of Indemnitor’s assets; (c) Lender’s release, waiver or modification of this Agreement or any Indemnitor’s obligations hereunder, or any other party’s guaranty of the Note or any security interest, lien or encumbrance in any other party’s assets given to Lender to secure the Note, this Agreement or any other party’s guaranty; (d) Lender’s amendment of the Note or any other agreement or instrument referred to therein; (f) extensions of time of payment of the Note granted to Indemnitor; and (g) acceptance from Indemnitor (or any other party) of any partial payment or payments on the Note or any collateral securing the payment thereof or the settlement, subordination, discharge or release of the Note. Indemnitor agrees that Lender may have or at any time may do any or all of the foregoing actions in such manner, upon such terms and at such times as Lender, in its sole discretion, deems advisable, without in any way impairing, affecting, reducing or releasing Indemnitor from their obligations under this Agreement, and Indemnitor hereby consents to each of the foregoing actions. To the extent permitted by law, Indemnitor further waives any right to assert against Lender any legal or equitable defense, counterclaim, set off or cross claim which any of them may now or at any time or times hereafter have against each other.

9. No Waiver. Indemnitor’s obligations hereunder shall in no way be impaired, reduced or released by reason of (a) Lender’s omission or delay to exercise any right described herein; or (b) any act or omission of Lender in connection with any notice, demand, warning or claim regarding violations of codes, laws or ordinances governing the Property.

10. Joint and Several Liability; Separate Obligation. The obligations of each Indemnitor are joint and several from each other Indemnitor. Borrower and Guarantor agree that the obligations, covenants and indemnification provided in this Agreement are separate, independent of and in addition to Borrower’s undertakings under the Note. Borrower and Guarantor agree that a separate action may be brought to enforce the provisions of this Agreement which shall in no way be deemed to be an action on the Note, whether or not Lender would be entitled to a deficiency judgment following a judicial foreclosure sale under the Mortgage.

11. Successors and Assigns. This Agreement and the indemnities contained in this Agreement shall be continuing, irrevocable and binding on Indemnitor and its respective successors and assigns, and shall inure to the benefit of Lender and Lender’s successors and assigns. The death or dissolution of any Indemnitor shall not affect this Agreement or any of the other Indemnitor’s obligations hereunder. The respective liabilities of any Indemnitor hereunder are not contingent on the signature of any other Indemnitor.

12. Survival of Representations and Warranties. All representations and warranties of Indemnitor contained in the Agreement shall survive the execution and delivery of this Agreement.

13. Notices. Any notices which any party may be required, or may desire, to give shall, unless otherwise specified, be in writing and shall be (i) hand delivered, effective upon receipt (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (iii) served by certified mail, postage prepaid, return receipt requested and addressed as follows:

In the case of Borrower to:

UTEK Corporation

UTEK Real Estate Holdings, Inc.

Attn: Sam I. Reiber, Esquire

2109 East Palm Avenue

Tampa, Florida 33605

In the case of Guarantor to:

Cortez 114, LLC

Attn: Sam I. Reiber, Esquire

2109 East Palm Avenue

Tampa, Florida 33605

In the case of Lender, to:

Gators Lender, LLC

Attn: Martin Schaffel, Sole Manager

5308 E. Longboat Blvd.

Tampa, Florida 33615

or such other address(es) or addressee(s) as the party to be served with notice may have furnished to the other party.

14. Entire Agreement. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Agreement.

15. Amendment and Waiver. This Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of Lender.

16. Governing Law. THIS ENVIRONMENTAL INDEMNITY AGREEMENT SHALL BE GOVERNED AND CONTROLLED AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT AND IN ALL OTHER RESPECTS BY THE LAWS, STATUTES AND DECISIONS OF THE STATE OF FLORIDA.

INDEMNITOR, IN ORDER TO INDUCE LENDER TO ACCEPT THIS ENVIRONMENTAL INDEMNITY AGREEMENT, AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY OR OTHERWISE IN CONNECTION WITH THIS ENVIRONMENTAL INDEMNITY AGREEMENT SHALL BE LITIGATED, AT LENDER’S SOLE DISCRETION AND ELECTION, ONLY IN COURTS HAVING A SITUS WITHIN THE COUNTY OF HILLSBOROUGH, FLORIDA. INDEMNITOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL OR STATE COURT LOCATED WITHIN SAID COUNTY AND STATE. INDEMNITOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THIS ENVIRONMENTAL INDEMNITY AGREEMENT IN ACCORDANCE WITH THIS PARAGRAPH AND FURTHER WAIVE ANY RIGHT INDEMNITOR MAY HAVE TO TRIAL BY JURY.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.

18. Severability. All provisions contained in this Agreement are severable and the invalidity or unenforceability of any provision shall not affect or impair the validity or enforceability of the remaining provisions of the Agreement.

19. Headings. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(Signature Lines Begin on Following Page)

(SIGNATURE PAGE TO ENVIRONMENTAL INDEMNITY AGREEMENT)

This Agreement is executed by Indemnitor as of the date set forth above.

BORROWER:

UTEK Corporation, a Delaware corporation

By:	/s/ Doug Schaedler
Doug Schaedler, as President

[Corporate Seal]

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me on October 22, 2009, by Doug Schaedler, as President of UTEK Corporation, a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced a valid driver’s license as identification.

/s/ Joshua B. Riba
Notary Public

My Commission Expires: August 18, 2013

[Signatures Continue on Following Page]

(SIGNATURE PAGE TO ENVIRONMENTAL INDEMNITY AGREEMENT)

This Agreement is executed by Indemnitor as of the date set forth above.

BORROWER:

UTEK Real Estate Holdings, Inc., a Florida corporation

By:	/s/ Sam I. Reiber
Sam I. Reiber, as President

[Corporate Seal]

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me on October 22, 2009, by Sam I. Reiber, as President of UTEK Real Estate Holdings, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced a valid driver’s license as identification.

/s/ Kelly M. Melton
Notary Public

My Commission Expires: May 10, 2010

[Signatures Continue on Following Page]

(SIGNATURE PAGE TO ENVIRONMENTAL INDEMNITY AGREEMENT)

This Agreement is executed by Indemnitor as of the date set forth above.

GUARANTOR:

Cortez 114, LLC, a Florida limited liability company

By:	UTEK Real Estate Holdings, Inc.,
a Florida corporation, as Managing Member

	By:	/s/ Sam I. Reiber
Sam I. Reiber, as President

[Corporate Seal]

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me on October 22, 2009, by Sam I. Reiber, as President of UTEK Real Estate Holdings, Inc., a Florida corporation, as Managing Member of Cortez 114, LLC, a Florida limited liability company, on behalf of the corporation. He is personally known to me or has produced a valid driver’s license as identification.

/s/ Kelly M. Melton
Notary Public

Kelly M. Melton
(Type, Print or Stamp Name)

My Commission Expires: May 10, 2010

EXHIBIT A

Legal Description

Parcel 1

Begin at the Southeast Corner of Section 25, Township 22 South, Range 19 East, Hernando County, Florida, run thence North 89°18’ West 2049. 80 feet; thence North 0°06’ East, parallel to the East boundary of said Section, 765.85 feet; thence East 69.60 feet; thence North 0°06’ East, 769.85 feet to South right-of-way line of State Road No. 50; thence South 79° 14’ East, along the said right-of-way line, 1443 feet to the intersection of old Road No. 50; thence South 70°14; East, 266.80 feet along the center line of said old road; thence South 78°39; East, along said center line, 335.5 feet to the East boundary of said Section 25; thence South 0°06’ West, along said Section line, 1235.75 feet to Point of Beginning.

Parcel 2

The East  3/4 of the North  3/4 of the North  1/2 of Northeast  1/4 of Section 36, Township 22 South, Range 19 East, Hernando County, Florida.

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